PRICING SUPPLEMENT NO. 12                                   Rule 424(b)(3)
DATED: August 25, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 9/02/97    Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date: 9/02/98

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:

                                               Optional          Optional
                       Redemption              Repayment         Repayment
Redeemable On          Price(s)                Date(s)           Price(s)
-------------          -----------             ---------         ---------

N/A                    N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[x]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Daily

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                 Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +.12%

---------------------------

*        Daily on each Business Day.

**       12/2/97, 3/2/98, 6/2/98 and 9/2/98.

***      The Federal Funds Rate as of August 28, 1997 plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\1824\HHH8277L.200